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                                                                  Exhibit No. 14

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated April 14, 2000 with respect to PaineWebber National Tax-Free Income Fund and September 22, 2000 with respect to PACE Municipal Fixed Income Investments in this Registration Statement on Form N-14 of PaineWebber PACE Select Advisors Trust.

                                                    /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP


New York, New York
December 6, 2000